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                                                                       EXHIBIT B
                                    BY-LAWS

                                       OF

                           VARSITY/INTROPA TOURS, INC.


                                   ARTICLE 1.
                                   AMENDMENTS

     Section 1.1. Amendment of By-Laws. These by-laws may be altered, amended or repealed, and new by-laws may be adopted by the shareholders or by the board of directors of the Corporation.

                                   ARTICLE 2.
                                    OFFICES

     Section 2.1. Registered Office. The corporation shall continuously maintain a registered office in the State of Tennessee which may, but need not be, the same as its place of business, and a registered agent whose business office is identical with such registered office.

     Section 2.2. Other Offices. The corporation may also have offices at such other places both within and without the State of Tennessee as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE 3.
                                     SHARES

     Section 3.1. Form of Shares. Shares either shall be represented by certificates or shall be uncertificated shares.

          3.1.1. Signing of Certificates. Certificates representing shares of the corporation shall be signed by the appropriate officers and may be sealed with the seal or a facsimile of the seal of the corporation if the corporation uses a seal. If a certificate is countersigned by a transfer agent or registrar, other than an employee of the corporation, any other signatures may be facsimile. Each certificate representing shares shall be consecutively numbered or otherwise identified, and shall also state the name of the person to whom issued, the number and class of shares (with designation of series, if any), the date of issue, that the corporation is organized under Tennessee law, and any other information required by law.

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          3.1.2. Uncertificated Shares. Unless prohibited by the articles of incorporation, the board of directors may provide by resolution that some or all of any class or series of shares shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until the certificate (or such documentation as may be allowed under

     Section 3.2 below) has been surrendered to the corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall send the registered owner thereof a written notice of all information that would appear on a certificate. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares shall be identical to those of the holders of certificates representing shares of the same class and series.

          3.1.3. Identification of Shareholders. The name and address of each shareholder, the number and class of shares held and the date on which the shares were issued shall be entered on the books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

     Section 3.2. Lost, Stolen or Destroyed Certificates. If a certificate representing shares has allegedly been lost, stolen or destroyed, the board of directors may in its discretion, except as may be required by law, direct that a new certificate be issued upon such indemnification and other reasonable requirements as it may impose.

     Section 3.3. Transfers of Shares. Transfer of shares of the corporation shall be recorded on the books of the corporation. Transfer of shares represented by a certificate, except in the case of a lost or destroyed certificate, shall be made on surrender for cancellation of the certificate for such shares. A certificate presented for transfer must be duly endorsed and accompanied by proper guaranty of signature or other appropriate assurances that the endorsement is effective. Transfer of an uncertificated share shall be made on receipt by the corporation of an instruction from the registered owner or other appropriate person. The instruction shall be in writing or a communication in such form as may be agreed upon in writing by the corporation.

                                   ARTICLE 4.
                                  SHAREHOLDERS

     Section 4.1. Annual Meeting. The annual meeting of the shareholders for the election of directors and the transaction of any other proper business shall be held in or out of Tennessee at such time, date and place to be designated by the Board of Directors.

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     Section 4.2. Special Meetings. Special meetings of the shareholders may be called by the president, by the board of directors, by the holders of not less than one-fifth of all the outstanding shares of the corporation entitled to vote on the matter for which the meeting is called, or by such other officers or persons as may be provided for in the articles of incorporation.

     Section 4.3. Place of Meeting. The board of directors may designate the place of meeting for any annual or special meeting of shareholders. In the absence of any such designation, the place of meeting shall be the principal place of business of the corporation.

     Section 4.4. Notice of Meetings. For all meetings of shareholders, a written or printed notice of the meeting shall be delivered, personally or by mail, to each shareholder of record entitled to vote at such meeting, which notice shall state the place, date and hour of the meeting. For all special meetings and when and as otherwise required by law, the notice shall state the purpose or purposes of the meeting. The notice of the meeting shall be given not less than 10 nor more than 60 days before the date of the meeting, or in the case of a meeting involving a merger, consolidation, share exchange, dissolution or sale, lease or an exchange of all or substantially all, of the property or assets of the corporation not less than 20 nor more than 60 days before the date of such meeting. If mailed, such notice shall be deemed to have been delivered when deposited in the United States mail, postage prepaid, directed to the shareholder at his or her address as it appears on the records of the corporation. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken unless otherwise required by law.

     Section 4.5. Quorum of Shareholders. The holders of a majority of the outstanding shares of the corporation entitled to vote on a matter, present in person or represented by proxy, shall constitute a quorum for consideration of such matter at any meeting of shareholders unless a greater or lesser number is required by the articles of incorporation. At any adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the original meeting, unless otherwise required by law. Withdrawal of shareholders from any meeting shall not cause failure of a duly constituted quorum at the meeting, unless otherwise required by law.

     Section 4.6. Manner of Acting. The affirmative vote of holders of a majority of the shares represented at a meeting and entitled to vote on a matter at which a quorum is present shall be valid action by the shareholders, unless voting by a greater number of shareholders or voting by class or classes of shareholders is required by law or the articles of incorporation.

     Section 4.7. Fixing of Record Date. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled



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to receive payment of a dividend, or in order to make a determination of shareholders for any other proper purpose, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. If a record date is specifically set for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 60 days and, for a meeting of shareholders, not less than 10 days, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than 20 days, immediately preceding such meeting. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

     Section 4.8. Voting Lists. The officer or agent having charge of the transfer book for shares of the corporation shall make, within 20 days after the record date for a meeting of shareholders or 10 days before such meeting, whichever is earlier, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of 10 days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholders, and to copying at the shareholder's expense, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the State of Tennessee, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

     Section 4.9. Proxies. A shareholder may appoint a proxy to vote or otherwise act for him or her by signing an appointment form and delivering it to the person so appointed. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest in the shares or in the corporation generally.

     Section 4.10. Voting of Shares by Certain Holders. Shares of a corporation held by the corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares entitled to vote at any given time.

          4.10.1 Shares Held by Corporation. Shares registered in the name of another corporation, domestic or foreign, may be voted by any officer, agent, proxy or other legal representative authorized to vote such shares under the laws of the state of incorporation of

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     such corporation. This corporation shall treat the president or other person holding the chief executive office of such other corporation as authorized to vote such shares. However, such other corporation may designate any other person or any other holder of an office of the corporate shareholder to this corporation as the person or officeholder authorized to vote such shares. Such persons or offices indicated shall be registered by this corporation on the transfer books for shares and included in any voting list prepared in accordance with Section 4.8 of this Article.

          4.10.2. Shares Held by Fiduciary. Shares registered in the name of a deceased person, a minor ward or a person under legal disability may be voted by his or her administrator, executor, or court appointed guardian, either in person or by proxy, without a transfer of such shares into the name of such administrator, executor, or court appointed guardian. Shares registered in the name of a trustee may be voted by him or her, either in person or by proxy.

          4.10.3. Shares Held by Receiver. Shares registered in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority so to do is contained in an appropriate order of the court by which such receiver was appointed.

          4.10.4. Shares Pledged. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Section 4.11. Inspectors. At any meeting of shareholders, the chairman of the meeting may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting. Inspectors shall:

          4.11.1. Vote Count and Report. Determine the validity and effect of proxies; ascertain and report the number of shares represented at the meeting; count all votes and report the results; and perform such other acts as are required and appropriate to conduct all elections with impartiality and fairness to the shareholders.

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          4.11.2. Written Reports. Each report shall be in writing and such report shall be signed by the inspector or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

     Section 4.12. Informal Action by Shareholders. Any action required to be taken at any annual or special meeting of the shareholders of the corporation, or any other action which may be taken at a meeting of the shareholders, may also be taken without such a meeting if a written consent, setting forth the action so taken, shall be signed (i) by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting or (ii) by all of the shareholders entitled to vote with respect to the subject matter thereof. If such consent is signed by less than all of the shareholders entitled to vote, then such consent shall become effective only if at least 5 days prior to the execution of the consent a notice in writing is delivered to all the shareholders entitled to vote with respect to the subject matter thereof and, after the effective date of the consent, prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be delivered in writing to those shareholders who have not consented in writing.

     Section 4.13. Notice to Shareholders Not Signing. Prompt notice of the taking of the corporation action by less than unanimous written consent shall be given in writing to those shareholders who have not consented in writing. In the event that the action which is consented to is such as would have required the filing of a certificate under any Section of the Tennessee Business Corporation Act if such action had been voted on by the shareholders at a meeting thereof, the certificate filed under such Tennessee Business Corporation Act Section shall state, in lieu of any statement required by such Section concerning any vote of shareholders, that written consent has been given in accordance with the provisions of said Section and that written notice to non-consenting shareholders has been given as provided by law.

     Section 4.14. Waiver of Notice. Whenever any notice whatever is required to be given under the provisions of the law, the articles of incorporation or these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute waiver of notice thereof unless the person at the meeting objects to the holding of the meeting because proper notice was not given.

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                                   ARTICLE 5.
                                   DIRECTORS

     Section 5.1. General Powers and Qualifications. The business and affairs of the corporation shall be managed by or under the direction of its board of directors. Directors need not be residents of the State of Tennessee or shareholders of the corporation.

     Section 5.2. Number, Tenure and Resignation. The number of directors of the corporation shall be a minimum of one. The number of directors may be increased or decreased from time to time by resolution of shareholders or directors, within the minimum and maximum limitations prescribed by this Section without further amendment to the by-laws; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Each director shall hold office until the last to occur of the next annual meeting of shareholders or until his or her successor is elected and has qualified. A director may resign at any time by written notice to the board, its chairman, or the president or secretary of the corporation. The resignation is effective on the date it bears, or its designated effective date.

     Section 5.3. Quorum of Directors. A majority of the number of directors fixed in Section 5.2 of this Article shall constitute a quorum for the transaction of business at any meeting of the board of directors; provided however, that if less than a majority of the number of directors fixed in
Section 5.2 of this Article is present at a meeting, a majority of the directors present may adjourn the meeting at any time without further notice, unless otherwise required by law.

     Section 5.4. Manner of Acting. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by law or these by-laws.

     Section 5.5. Vacancies. Any vacancy occurring in the board of directors and any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose. A director elected to fill a vacancy shall hold office until the next annual meeting of shareholders at which his or his predecessor's term would have expired.

     Section 5.6. Removal of Directors. One or more of the directors may be removed, with or without cause, at a meeting of shareholders, by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of directors (or such greater percentage as may be provided in the articles of incorporation), except as follows:

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          5.6.1. Notice of Meeting. No director shall be removed at a meeting of shareholders unless the notice of such meeting shall state that a purpose of the meeting is to vote upon the removal of one or more directors named in the notice. Only the named director or directors may be removed at such meeting.

     Section 5.7. Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this by-law, immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide, by resolution, the place, date and hour for the holding of additional regular meetings of the board of directors, without other notice than such resolution.

     Section 5.8. Special Meetings. Special meetings of the board of directors may be called by or at the request of the president, any two directors or any one director if the board of directors consists of two or less members. The person or persons authorized to call special meetings of the board of directors may fix the place for holding any special meeting of the board of directors called by them.

     Section 5.9. Notice. Notice of any special meeting of the board of directors shall be given at least two days prior to the meeting by written notice delivered personally, by mail, telegram, or telex to each director at his or her business address. If mailed, such notice shall be deemed to have been delivered when deposited in the United States mail in a sealed envelope so addressed, with postage prepaid thereon. If notice is given by telegram, such notice shall be deemed to have been delivered when the telegram is delivered to the telegraph company. If notice is given by telex, such notice shall be deemed to have been delivered when the telex message is delivered to the telex operator. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     Section 5.10. Presumption of Assent. A director of the corporation who has been present at a meeting of the board of directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken, unless his or her dissent shall have been entered in the minutes of the meeting or unless he or she shall have filed his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or shall have forwarded such dissent by registered mail or certified mail to the secretary of the corporation immediately after the adjournment of the meeting. No director who voted in favor of any action may dissent from such action after adjournment of the meeting.



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     Section 5.11. Committees. A majority of the directors may, by resolution passed by a majority of the number of directors fixed by the shareholders under
Section 5.2 of this Article, create one or more committees and appoint members of the board to serve on the committee or committees. Each committee shall have two or more members, who serve at the pleasure of the board.

               5.11.1. Quorum. A majority of any committee shall constitute a quorum and a majority of the quorum is necessary for committee action. A committee may act by unanimous written consent without a meeting and, subject to the provisions of the by-laws or action by the board of directors, the committee, by majority vote of its members, shall fix the time and place of meetings and the notice required therefor.

               5.11.2. Authority and Restrictions. To the extent specified by the board of directors, each committee may exercise the authority of the board of directors, provided, however, a committee may not exercise the following powers;

               5.11.3. Authorize Distributions. Authorize distributions, except for dividends to be paid with respect to shares of any preferred or special classes or any series thereof;

               5.11.4. Act for Shareholders. Approve or recommend to the shareholders any act which the Tennessee Business Corporation Act requires to be approved by shareholders;


               5.11.5. Board Vacancies. Fill vacancies on the board or any of its committees;

               5.11.6. Officers and Compensation. Elect or remove officers or fix the compensation of any member of the committee;

               5.11.7. By-Laws. Adopt, amend or repeal the by-laws;

               5.11.8. Merger. Approved a plan of merger not requiring shareholder approval;

               5.11.9. Share Reacquisition. Authorize or approve reacquisition of shares, except according to the general formula or method prescribed by the board;

               5.11.10. Share Sale or Issuance. Authorize or approve the issuance or sale, or contract for sale, of shares or determine the designation and relative rights, preferences, and limitations of a series of shares, except that the board may direct a committee to fix the specific terms of the issuance or sale or contract for sale, or of the number of shares to be allocated to particular employees under an employee benefit plan; or



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               5.11.11. Resolution of Board. Amend, alter, repeal, or take action inconsistent with any resolution or action of the board of directors when the resolution or action of the board of directors by its terms states that it shall not be amended, altered or repealed by action of a committee.

     Section 5.12. Informal Action by Directors. Any action required by the Tennessee Business Corporation Act to be taken at a meeting of the board of directors of the corporation, or any other action which may be taken at a meeting of the board of directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof, or by all members of such committee, as the case may be.

               5.12.1 Effective Date. The consent shall be evidenced by one or more written approvals, each of which sets forth the action taken and bears the signature of one or more directors. All the approvals evidencing the consent shall be delivered to the secretary to be filed in the corporate records. The action taken shall be effective when all the directors have approved the consent unless the consent specifies a different effective date.


               5.12.2. Effect of Consent. Any consent signed by all the directors or all the members of a committee shall have the same effect as a unanimous vote, and may be stated as such in any document filed with the Secretary of State under the Tennessee Business Corporation Act.

     Section 5.13. Meeting by Conference Telephone. Members of the board of directors or of any committee of the board of directors may participate in and act at any meeting of the board or committee by means of conference telephone or other communications equipment through which all persons participating in the meeting can hear each other. Participation in such a meeting shall be equivalent to attendance and presence in person at the meeting of the person or persons so participating.

     Section 5.14 Compensation. The board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers, or otherwise.

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                                   ARTICLE 6.
                                    OFFICERS

     Section 6.1. Number. The officers of the corporation shall consist of a president and a secretary and may also consist of one or several vice presidents, a treasurer, one or more assistant treasurers, one or more assistant secretaries and such other officers as may be elected in accordance with the provisions of this Article. Except for the offices of president and secretary, any two or more offices may be held by the same person.

     Section 6.2. Election and Term of Office. The officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as reasonably practicable. Subject to the provisions of
Section 6.3 hereof, each officer shall hold office until the last to occur of the next annual meeting of the board of directors or until the election and qualification of his or her successor. Election of an officer shall not of itself create contract rights.

     Section 6.3. Removal of Officers. Any officer elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     Section 6.4. Vacancies; New Offices. A vacancy occurring in any office may be filled and new offices may be created and filled, at any time, by the board of directors.


     Section 6.5. President. The president shall be the chief executive officer of the corporation. He or she shall be in charge of the day to day business and affairs of the corporation, subject to the direction and control of the board of directors. He or she shall preside at all meetings of the board of directors. He or she shall have the power to appoint such agents and employees as in his or her judgment may be necessary or proper for the transaction of the business of the corporation. He or she may sign: (i) with the secretary or other proper officer of the corporation thereunto authorized by the board of directors, stock certificates of the corporation the issuance of which shall have been authorized by the board of directors; and (ii) any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, according to the requirements of the form of the instrument.

     Section 6.6. Vice President(s). The vice president (or in the event there is more than one vice president, each of them) shall assist the president in the discharge of his or her duties as the president may direct, and shall perform such other duties as from time to time may be assigned to

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him or her (or them) by the president or the board of directors. In the absence of the president, the vice president (or vice presidents, in the order of their election), shall perform the duties and exercise the authority of the president.

     Section 6.7. Treasurer. The treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be in accordance with the provisions of Article 8 of these by-laws, have charge of and be responsible for the maintenance of adequate books of account for the corporation, and, in general, perform all duties incident to the office of treasurer and such other duties not inconsistent with these by-laws as from time to time may be assigned to him or her by the president or the board of directors.

     Section 6.8. Secretary. The secretary shall keep the minutes of the shareholders' and the board of directors' meetings, see that all notices are duly given in accordance with the provisions of these by-laws or as required by law, have general charge of the corporate records and of the seal of the corporation, have general charge of the stock transfer books of the corporation, keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder, sign with the president, or any other officer thereunto authorized by the board of directors, certificates for shares of the corporation, the issuance of which shall have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, according to the requirements of the form of the instrument, and, in general, perform all duties incident to the office of secretary and other such duties not inconsistent with these by-laws as from time to time may be assigned to him or her by the president or the board of directors.

     Section 6.9. Assistant Treasurers and Assistant Secretaries. The board of directors may elect one or more than one assistant treasurer and assistant secretary. In the absence of the treasurer, or in the event of his or her inability or refusal to act, the assistant treasurers, in the order of their election, shall perform the duties and exercise the authority of the treasurer. In the absence of the secretary, or in the event of his or her inability or refusal to act, the assistant secretaries, in the order of their election, shall perform the duties and exercise the authority of the secretary. The assistant treasurers and assistant secretaries, in general, shall perform such other duties not inconsistent with these by-laws as shall be assigned to them by the treasurer or the secretary, respectively, or by the president or the board of directors.

     Section 6.10. Compensation. The compensation of all directors and officers shall be fixed from time to time by the board of directors. No officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a director of the corporation. All


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compensation so established shall be reasonable and solely for services rendered to the corporation.

               6.10.1. Compensation and Expense Disallowance. Unless otherwise provided by the board of directors, all payments made to a director or officer of the corporation, including, but not limited to salary, commission, bonus, interest, travel and entertainment expenses and deferred compensation payments, which shall be disallowed, in whole or in part, as a deductible expense by the Internal Revenue Service, shall be reimbursed by such director or officer of the corporation to the full extent of such disallowance. The proper corporate officers are authorized and directed to effect collection on behalf of the corporation for each amount disallowed. in lieu of a payment by the director or officer, subject to the determination of the board of directors, appropriate amounts may be withheld from future compensation payments paid to such director or officer until the amount owed the corporation is recovered. This by-law shall be considered a term and condition of employment for each director and officer of the corporation, unless specifically waived in writing by the board of directors.

                                   ARTICLE 7.
                         INDEMNIFICATION BY CORPORATION

     Section 7.1. Indemnification of Directors and Officers. The corporation shall, to the fullest extent to which it is empowered to do so and in accordance with the procedures required by the Tennessee Business Corporation Act or any other applicable laws, as may from time to time be in effect, indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses, including attorneys' fees, judgments, fines and amounts incurred by him or her in connection with such action, suit or proceeding.

     Section 7.2. Contract with the Corporation. The provisions of Section 7.1 of this Article shall be deemed to be a contract between the corporation and each director or officer who serves in any such capacity at any time while said
Section 7.1 and the relevant provisions of the Tennessee Business Corporation Act or other applicable laws, if any, are in effect, and any repeal or modification of any such law or of said Section 7.1 shall not affect any state of facts then or theretofore existing or any action, suit or proceeding theretofore existing or thereafter brought or


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threatened based in whole or in part upon any such state of facts. In the event a person entitled to indemnification under this Article claims indemnification, the corporation shall take all required action to bring about a prompt and good faith determination of such person's right to indemnification hereunder.

     Section 7.3. Indemnification of Employees and Agents. Persons who are not covered by the foregoing provisions of this Article and who are or were employees or agents of the corporation, or are or were serving at the request of the corporation as employees or agents of another corporation, joint venture, partnership, trust or other enterprise, may be indemnified to the extent the corporation is empowered to do so by the Tennessee Business Corporation Act or any other applicable laws, when and as authorized at any time from time to time by the board of directors in its sole discretion.

     Section 7.4. Advance of Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of a written agreement by or on behalf of a director and an officer to undertake to repay such amount, unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized in this article. The provisions of this Section shall apply to employees or agents when the board of directors has authorized such indemnification under the provision of Section 7.3 hereof.

     Section 7.5. Other Rights of Indemnification. The indemnification provided or permitted by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled by law, agreement or otherwise, and shall continue as to a person who ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

     Section 7.6. Liability Insurance. The corporation shall have the power to purchase and maintain, on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, insurance against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article.

     Section 7.7. Report to Shareholders. If the corporation has paid indemnity or has advanced expenses to a director, officer, employee, or agent, the corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders' meeting.


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                                   ARTICLE 8.
                                 FISCAL MATTERS

     Section 8.1. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

     Section 8.2. Contracts. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument, in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     Section 8.3. Loans and Indebtedness. No substantial or material loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

     Section 8.4. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation as the board of directors shall from time to time designate.

     Section 8.5. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.


                                   ARTICLE 9.
                               GENERAL PROVISIONS.

     Section 9.1. Dividends and Distributions. The board of directors may from time to time declare or otherwise authorize, and the corporation may pay distributions in money, shares or other property on its outstanding shares in the manner and upon the terms, conditions and limitations provided by law or articles of incorporation.


     Section 9.2. Corporate Seal. The board of directors may provide a corporate seal which seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced. The seal of the corporation shall be in the form of a circular disk bearing the name of the corporation and a reference to Tennessee being the state of incorporation.


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     Section 9.3. Waiver of Notice. Whenever any notice is required to be given by law, articles of incorporation or under the provisions of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

     Section 9.4. Headings. Section or paragraph headings are inserted herein only for convenience of reference and shall not be considered in the construction of any provision hereof.


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